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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 30, 1997
                                             REGISTRATION NO. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933

                       Amoco Corporation
     (Exact name of registrant as specified in its charter)

                Indiana                        36-1812780
      (State or other jurisdiction of      (I.R.S. Employer
     incorporation or organization)       Identification No.)

        200 East Randolph Drive, Chicago, Illinois   60601
     (Address of Principal Executive Offices)    (Zip Code)

                   AMOCO EMPLOYEE SAVINGS PLAN
                    (Full title of the Plan)

                S. F. Gates, Corporate Secretary
                        Amoco Corporation
                     200 East Randolph Drive
                     Chicago, Illinois 60601
             (Name and address of agent for service)

                         (312)-856-6111
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
                                Proposed      Proposed     Amount
   Title of                     maximum       maximum        of
  securities                    offering     aggregate     regis-
    to be       Amount to be   price per      offering     tration
registered(1)   registered(2)   share(3)      price(3)     fee(3)
Common Stock,
without par      20,000,000     $80.9375   $1,618,750,000 $490,530
value ......       shares

(1)   In  addition, pursuant to Rule 416(c) under the  Securities
  Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amoco Employee Savings Plan (the "Plan").

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices
  for Amoco Corporation   common stock as reported on the New York
  Stock Exchange, Inc. Composite Transactions Reporting System on
  April 28, 1997.
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               Registration Statement on Form S-8
                            under the
                     Securities Act of 1993
                               of

                        Amoco Corporation

     The contents of Registration Statement Numbers 33-42950, 33-
66170, 33-52579 and 33-58063 under the Securities Act of 1933  of
Amoco Corporation are incorporated herein by reference.

                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8 Exhibits.

       The undersigned Registrant hereby files the exhibits identified on the Exhibit Index included as part of this Registration Statement.

      The undersigned Registrant hereby undertakes to submit the Plan and, from time to time, any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to continue to qualify the Amoco Employee Savings Plan.
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                               SIGNATURES

THE REGISTRANT

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 30, 1997.


                                AMOCO CORPORATION
                                (Registrant)

                            By: John L. Carl
                                John L. Carl
                                Executive Vice President

      Pursuant to the requirements of the Securities Act of 1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities indicated on April 30, 1997.

         Signatures                          Titles

    H. L. FULLER*             Chairman of the Board and Director
    H. L. Fuller              (Principal Executive Officer)

    W. G. LOWRIE*             President and Director
    W. G. Lowrie

    JOHN L. CARL*             Executive Vice President and Chief
    John L. Carl              Financial Officer
                              (Principal Financial Officer)

    JUDITH G. BOYNTON*        Vice President and Controller
    Judith G. Boynton         (Principal Accounting Officer)

    DONALD R. BEALL*          Director
    Donald R. Beall

    RUTH BLOCK*               Director
    Ruth Block

    JOHN H. BRYAN*            Director
    John H. Bryan

    ERROLL B. DAVIS, JR.*     Director
    Erroll B. Davis, Jr.

    RICHARD FERRIS*           Director
    Richard J. Ferris

    F. A. MALJERS*            Director
    F. A. Maljers
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         Signatures                Titles

    ARTHUR C. MARTINEZ*       Director
    Arthur C. Martinez

    WALTER E. MASSEY*         Director
    Walter E. Massey

    MARTHA R. SEGER*          Director
    Martha R. Seger

    THEODORE M. SOLSO*        Director
    Theodore M. Solso

    MICHAEL WILSON*           Director
    Michael Wilson

*By

    John L. Carl              Individually and as Attorney-in-
    John L. Carl              Fact
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THE PLAN


      Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on April 30, 1997.


                         AMOCO EMPLOYEE SAVINGS PLAN


                         By: State Street Bank and Trust Company,
                             Trustee and Plan Administrator


                    By:    David C. Tolve
                           David C. Tolve
                           Vice President
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                            INDEX TO EXHIBITS


Exhibit
Number   Exhibit

5        Opinion of J. E. Klewin, including consent

23       Consent of Price Waterhouse

24       Powers of Attorney are incorporated by
         reference to Exhibit 24 to the registrant's
         Annual Report on Form 10-K for the period ended December 31, 1995 and the registrant's
         Annual Report on Form 10-K for the period ended December 31, 1996.